Exhibit 10.6

SECOND AMENDMENT TO GROUND LEASE AND SUBLEASE

This SECOND AMENDMENT TO GROUND LEASE AND SUBLEASE (this “Second Amendment”) is entered into as of the 7th day of January, 1997 by and between KB ENTERPRISES, a Nevada corporation (“Landlord”), and BOULDER STATION, INC., a Nevada corporation (“Tenant”).

Recitals

A.                                   Landlord and Tenant entered into that certain Ground Lease and Sublease dated June 1, 1993, as amended by that certain First Amendment to Ground Lease and Sublease dated June 30, 1995 by and between Landlord and Tenant (the “Original Lease” and, as amended by this Second Amendment, the “Lease”).

B.                                     Landlord and Tenant desire to amend the Original Lease as provided herein.

Agreement

NOW, THEREFORE, in exchange for the mutual promises and covenants contained herein, the sufficiency of which is hereby acknowledged by each of the undersigned, the undersigned parties agree as follows:

1.                                       The Original Lease is hereby amended by insertion of the following as Article XIII(Z):

Z.                                        Landlord Accomodations.

1.                                              Defined.                                           Landlord and Tenant acknowledge that Tenant’s improvements and operations on the Land have been and will continue to be subject to various regulatory requirements applicable to the gaming industry, and that as a result of such requirements, Tenant or certain gaming regulatory agencies may request that Landlord take, or refrain from taking, certain actions in order to accomodate Tenant’s development and operation of gaming facilities (collectively, “Landlord Accommodations”). The result of such Landlord Accommodations may even limit or dictate to whom Landlord can or cannot transfer the Land, enter into loans therewith or other activities which restrict the normal operation of income-producing property, thereby potentially impacting the value. The compliance with any such request of Landlord Accommodation shall be in the sole discretion of the Landlord. Any granting or performance by Landlord of any Landlord Accommodation shall be conditioned upon Tenant’s agreement to Subsections (2) and (3) of this Section XIII(Z).

2.                                              Reimbursement of Expenses. Tenant shall promptly reimburse Landlord, upon written demand and presentation to Tenant of appropriate documentation, for any and all actual costs, direct and indirect, which Landlord incurs in the granting or performance of Landlord Accommodations. Such reimbursable costs shall include, but not be limited to, reasonable attorneys’ fees and a reasonable allocation of Landlord’s internal management expenses.

3.                                             Landlord’s Sale of Land.                                  In the event Landlord or The Frank J. Fertitta and Victoria K. Fertitta Family Trust (“Designated Beneficiary”) contract to sell, transfer or convey the Land, Tenant shall reimburse Landlord for any Impairment of Value (as defined herein) of the Land which is caused directly or indirectly by Landlord Accommodations.

(a)                                      Determination of Impairment of Value. “Impairment of Value” shall mean the difference, if any between the contracted purchase price and the purchase price ultimately paid at closing; provided, however, in no event shall the contracted purchase price, for purposes of this calculation, exceed the fair market value of the Land as determined by Section I(K)(2) of the Lease. In the event that a sale or transfer was terminated and that termination was “caused directly or indirectly by Landlord Accommodations,” the Impairment of Value shall equal the contracted purchase price.

(b)                                      Burden of Proof. The Impairment of Value shall be deemed to be “caused directly or indirectly by the Landlord Accommodations” if, and only if, Landlord can prove that Impairment of Value was attributable to one of the following:

(i)                         restrictions imposed as a result of Landlord Accommodations;

(ii)                     Landlord or Designated Beneficiary’s inability to consummate a sale or conveyance of the Land in a timely manner caused by the Landlord’s Accommodations; or

(iii)                 costs and expenses attributable to compliance with and seeking approvals related to Landlord Accommodations.

(c)                                       Right of First Refusal. In the event the Impairment of Value is more than five percent (5.0%) of the contracted purchase price, Landlord’s sale shall be subject to a right of first refusal by Tenant to purchase the Property at the contracted purchase price, which right of first refusal will be deemed to be waived unless exercised in writing within thirty (30) days of Landlord’s notice to Tenant asserting an Impairment of Value and requesting payment therefore.

3.                                             Automatic Termination of This Section XIII(Z).                             This Lease shall be automatically amended, with no further execution of documents or other actions required, to delete this Section XIII(Z) in its entirety immediately upon the first to occur of any of the following:

(i)                                  Tenant consummates an acquisition of the Landlord’s Interest;

(ii)                              The Designated Beneficiary no longer has any direct or indirect interest in the Land; or

(iii)                          The date on which the Landlord Accommodations are no longer in effect.

2.                                              The terms and provisions of this Second Amendment shall be applicable only to the undersigned Landlord and Tenant and may not be assigned, transferred or conveyed to any other party whatsoever.

3.                                              Except as amended herein, the Lease remains in full force and effect, and Landlord and Tenant ratify the Lease as amended herein.

4.                                              All capitalized terms used in this Second Amendment and not defined herein shall have the meaning ascribed thereto in the Original Lease.

5.                                              This Second Amendment shall be governed by and construed in accordance with the laws of the State of Nevada.

6.                                              This Second Amendment may be executed in any number of counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

WITNESS THE EXECUTION HEREOF by each of the undersigned, to be effective as of the date first set forth above.

LANDLORD		TENANT

KB Enterprises, a Nevada corporation		Boulder Station, Inc., a Nevada
corporation

By:	/s/ W. J. Bullard	By:	/s/ Scott M Nielson
Name:	William J Bullard	Name:	Scott M Nielson
Title:	Secretary	Title:	Secretary